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                                                                     EXHIBIT 3.2

                                     BYLAWS
                            OF REPUBLIC BANCORP INC.
                        (As Revised through May 17, 1999)

                                    ARTICLE I
                                     Offices

The Corporation may have such offices, within or without the State of Michigan, as the Board of Directors may from time to time establish.

                                   ARTICLE II
                            Meetings of Shareholders

Section 1. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of any other business as may properly come before the meeting shall be held on the fourth Wednesday in April of each year at ten o'clock in the forenoon or at such other date and hour as from time to time may be designated by the Board of Directors.

Section 2. Special Meetings. A special meeting of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, the Vice Chairman of the Board or the Secretary, and shall be called by the Secretary upon the written request of shareholders of record holding in the aggregate twenty-five (25%) per cent or more of the outstanding shares of stock of the Corporation entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the Secretary.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Michigan, as the place of meeting for any annual meeting or for any special meeting of shareholders.

Section 4. Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or under the direction of the Secretary, to each shareholder of record entitled to vote at such meeting. Except as otherwise required by statute, the written notice shall be given not less than ten nor more than fifty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
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Section 5. Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 6. Voting Lists. The officer who has charge of the stock ledger or stock transfer books of the Corporation shall prepare and certify before every meeting of shareholders a complete list of the shareholders of record entitled to vote at the meeting, arranged in alphabetical order within each class and series, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder of record during the whole time of the meeting.

Section 7. Quorum. Except as otherwise required by statute, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the shareholders of record entitled to vote, present in person or by proxy, may adjourn the meeting from time to time until a quorum is present.

Section 8. Proxies. Each shareholder of record entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.

Section 9. Voting Rights. Except as otherwise provided by statute or by the Articles of Incorporation, and subject to the provisions of Article VII of these Bylaws, each shareholder of record shall at every meeting of the shareholders be entitled to one vote for each share of the capital stock having voting power held by such shareholder.

Section 10. Required Vote. Except as otherwise required by statute or by the Articles of Incorporation, the holders of record of a majority of the capital stock having voting power, present in person or by proxy, shall decide any question brought before a meeting of the shareholders at which a quorum is present. Directors shall be elected by a plurality of the votes cast pursuant to
Article III of the Articles of Incorporation.
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                                   ARTICLE III
                               Board of Directors

Section 1. General Powers. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Articles of Incorporation.

Section 2. Number. The number of directors which shall constitute the whole Board shall be not less than six (6) or more than thirty (30). The initial number of directors shall be the number selected by the incorporator as the first board. Within the limitation specified in this section, the number constituting the full Board shall be determined from time to time by resolution of the Board of Directors.

Section 3. Election and Term of Office. Except as otherwise provided in these Bylaws, directors shall be elected at the annual meeting of the shareholders. In the interim between annual meetings of the shareholders, any vacancy in the Board of Directors or any newly created directorship resulting from any increase in the number of members of the whole Board may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his death, resignation or removal.

Section 4. First Meetings. The first meeting of each newly elected Board of Directors shall be held without notice immediately after the annual meeting of the shareholders for the purpose of the organization of the Board, the election of officers, and the transaction of such other business as may properly come before the meeting.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Michigan, as shall from time to time be determined by the Board.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Vice Chairman of the Board or the Secretary, and shall be called by the Secretary on the written request of five directors. Such meetings shall be held at such times and at such places, within or without the State of Michigan, as shall be determined by the officer calling or by the directors requesting the meeting. Notice of the time and place thereof shall be mailed to each director, addressed to him at his address as it appears on the records of the Corporation, at least two days before the day on which the meeting is to be held, or sent to him at such place by telegraph, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice need not state the purposes of the meeting. Any or all directors may waive notice of any meeting, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of
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objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum, Required Vote, and Adjournment. The presence, at any meeting, of a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by statute or by the Articles of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.

Section 8. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 9. Participation Meeting by Telephone. A member of the Board or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

Section 10. Compensation. The Board of Directors may authorize the payment to directors of a fixed fee and expenses for attendance at meetings of the Board or any committee thereof, and annual fees for service as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                               Executive Committee

Section 1. Number and Qualifications. There shall be a committee composed of not less than three nor more than ten members of the Board of Directors appointed by the Board which shall be known as the Executive Committee. Provision may be made by the Board of Directors for the appointment of alternates from among the directors, to act for members in the event of their absence or disability.

Section 2. Presiding Officer. The Chairman of the Board shall act as presiding officer of any meeting of the Executive Committee. In the event of the absence or disability of the Chairman of the Board, the President shall act as presiding officer. In the event of the absence or disability of the Chairman of the Board and the President another officer-director, if present, shall act as the presiding officer. If no officer-
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director is present, the other members present at the meeting shall elect one of their number as presiding officer.

Section 3. Quorum. A majority of the persons who are members or alternate members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting of the Executive Committee.

Section 4. Powers and Duties. The Executive Committee shall function from day to day or such other short intervals as shall be found requisite and expedient in carrying on of the business and affairs of the Corporation, and between meetings of the Board of Directors, said Committee shall have and may exercise, so far as may be permitted by law, all power and authority of the Board of Directors (including the right to authorize the seal of the Corporation to be affixed to all instruments on which the same may be required or appropriate). A record of the meetings of the Committee shall be kept, which shall be accessible to inspection by the Directors at all times, and the Committee shall, at each regular meeting of the Board of Directors and at such other times as the Board of Directors may request, submit in writing a full report of its actions. The Board of Directors shall approve or disapprove the report of the Executive Committee, such action to be recorded in the minutes of the meeting; provided, however, that no rights of third parties shall be affected by any action of the Board of Directors, if such rights have attached by virtue of action of the Executive Committee.

                                    ARTICLE V
                                Other Committees

The Board of Directors may, by resolution, designate one or more other regular and special committees, consisting of one or more directors, which shall have and may exercise such powers and functions, so far as may be permitted by law, as the Board may prescribe in the management of the business and affairs of the Corporation. Such committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

The Board of Directors may from time to time suspend, alter, continue or terminate any such committee or the powers and functions thereof.

                                   ARTICLE VI
                                    Officers

Section 1. Number, Election, Term of Office and Qualification. The number, titles and duties of the officers shall be determined by the Board of Directors from time to time, subject to the provisions of applicable law, the Articles of Incorporation, and these Bylaws. Each officer shall be elected by the Board of Directors and shall hold office until his successor is elected and qualified or until his death, resignation or removal. The election of officers shall be annually at the first meeting of the Board of Directors held
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after each annual meeting of shareholders, subject to the power of the Board of
Directors to designate any office at any time and elect any person thereto. The officers shall include a Chairman of the Board, a President, a Secretary and a Treasurer and may include a Vice Chairman, one or more Vice Presidents and such other officers as the Board of Directors may determine. The same person may not fill the offices of Chairman and Secretary or President and Secretary. The Chairman, President and Vice Chairman shall be directors of the Corporation, but no other officer need be a director of the Corporation.

Section 2. Removal. Any officer or agent may be removed at any time, with or without cause, by the Board of Directors.

Section 3. Compensation. The compensation of officers of the Corporation shall be fixed by the Board of Directors.

Section 4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled for the unexpired term in the manner prescribed by these Bylaws for the regular election to such office.

Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders, and shall perform such other duties and exercise such other authority as the Board of Directors shall approve or direct from time to time.

Section 6. Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders, and shall perform such other duties and exercise such other authority as the Board of Directors or Chairman of the Board shall approve or direct from time to time.

Section 7. President. Unless another officer shall be so designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general and active management of the business of the Corporation; and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be a member of and Chairman of the Executive Committee and shall be ex officio a member of all other standing committees. In the absence of both the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at all meetings of the Board of Directors or of the shareholders. He shall have authority to employ such employees and agents other than officers to be appointed by the Board as the business of the Corporation may require and to fix their compensation, and shall have such other duties and authorities as the Board of Directors may from time to time assign to him. The Board of Directors shall otherwise prescribe the officers who shall, successively, perform the duties of the Chief Executive Officer in his absence. Any power expressly by statute conferred exclusively upon the President shall be performed by him.
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Section 8. Vice President. A Vice President shall act under the direction of the
President, and subject to the direction of the Board of Directors, in the absence or disability of the President shall perform the duties and exercise the powers of the President and shall have such other duties as the Board of Directors or the President may from time to time assign to him.

Section 9. Secretary. The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books to be kept for that purpose. He shall have custody of the seal of the Corporation and shall have authority to cause such seal to be affixed to, or impressed or otherwise reproduced upon, all documents the execution and delivery of which on behalf of the Corporation shall have been duly authorized. He shall in general, perform all duties and have all powers incident to the office of Secretary and shall perform such other duties and have such other powers as may from time to time be assigned to him by these Bylaws, by the Board of Directors or by the Chief Executive Officer.

Section 10. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall, in general, perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties and have such other powers as may from time to time be assigned to him by these Bylaws, by the Board of Directors or by the Chief Executive Officer.

                                   ARTICLE VII
                               Fixing Record Date

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of
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Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII
                            Execution of Instruments

Section 1. Execution of Instruments Generally. All documents, instruments or writings of any nature, including notes, drafts, acceptances, checks, endorsements and evidences of indebtedness, shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 2. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by two officers, one of whom shall be the Chairman, President, Vice Chairman, or a Vice President and the other of whom shall be the Secretary or an Assistant Secretary of the Corporation; or by any other person or persons duly authorized by the Board of Directors.

                                   ARTICLE IX
                                  Capital Stock

Section 1. Stock Certificates. The interest of every holder of stock in the Corporation shall be evidenced by a certificate or certificates signed by, or in the name of the Corporation by the Chairman, President, Vice Chairman or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation certifying the number of shares owned by him in the Corporation and in such form not inconsistent with the Articles of Incorporation or applicable law as the Board of Directors may from time to time prescribe. If such certificate is countersigned (1) by a transfer agent, whether or not a subsidiary of the Corporation, other than the Corporation or its employee, or (2) by a registrar, whether or not a subsidiary of the Corporation, other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2. Transfer of Stock. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares
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endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

Section 3. Rights of Corporation with Respect to Registered Owners. Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive to dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

Section 4. Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation and may appoint transfer agents or registrars or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation or any subsidiary of it from acting as its own transfer agent or registrar at any of its officer

Section 5. Lost, Destroyed and Stolen Certificates. Where the owner of a certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner satisfies such reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation, including but without limitation, the delivery to the Corporation of an indemnity bond satisfactory to it.

                                    ARTICLE X
                    Indemnification of Directors and Officers

The Corporation shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, (a) indemnify any person, and his or her heirs, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Indemnified Matters"); and
(b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Indemnified Matter in advance of final disposition of such Indemnified Matter. The Corporation may provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.
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                                   ARTICLE XI
                                      Seal

The corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation and shall indicate its formation under the laws of the State of Michigan. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE XII
                                   Fiscal Year

The fiscal year of the Corporation shall be the calendar year except as otherwise provided by the Board of Directors.

                                  ARTICLE XIII
                                   Amendments

The Bylaws of the Corporation may be amended or repealed, or new Bylaws not inconsistent with law or any provision of the Articles of Incorporation, as amended, may be made and adopted by a majority vote of the whole Board of Directors at any regular or special meeting of the Board or by the shareholders.